Exhibit 10.2

                              SECOND AMENDMENT TO
                       PINNACLE WEST CAPITAL CORPORATION
                         ARIZONA PUBLIC SERVICE COMPANY
                           SUNCOR DEVELOPMENT COMPANY
                                      AND
                          EL DORADO INVESTMENT COMPANY
                           DEFERRED COMPENSATION PLAN



               Pinnacle West Capital Corporation ("Pinnacle West"), pursuant to the power granted to it by Section 11.2 of the above-named plan (the "Plan"), hereby amends the Plan, effective as of January 1, 1994, by making the following deletions and additions:

I. Section 3.6 is deleted in its entirety and a new Section 3.6 is added to read as follows:

       "3.6  Installment  Distributions.  In the  event  a  benefit  is  paid in
             --------------------------
             installments under Articles 5, 6, or 8, installment payment amounts shall be determined in the following manner:

       (a)   Interest   Rate.   The  interest  rate  to  be  used  to  calculate
             ---------------
             installment payment amounts shall be a fixed interest rate that is determined by averaging the Crediting Rates for the Plan Year in which a Participant becomes eligible to receive a benefit and the four (4) preceding Plan Years. If a Participant has completed fewer than five (5) Plan Years, this average shall be determined using the Crediting Rates for the Plan Years during which the Participant participated in the Plan.

       (b)   Installment  Payments.  For  purposes  of  calculating  installment
             ---------------------
             payment amounts, each annual installment payment, starting with the first payment [which for this purpose is deemed to be paid as of the date that the Participant becomes eligible to receive a benefit under this Plan (the "Eligibility Date")] and continuing thereafter for each additional year that starts on the anniversary of the Eligibility Date until the Participant's Account Balance is paid in full, shall be deemed to have been paid prior to the crediting of interest for that year. (The result of this is that interest crediting shall be made after taking into account the annual installment payment for that year.)

       (c)   Amortization.  Based on the interest rate  determined in accordance
             ------------
             with Section 3.6(b) above, the Participant's Account Balance shall be amortized in equal installment payments over the term of the specified payment period. The resulting number shall be the installment payment that is to be paid each year."

II. The First Sentence of Section 5.2 is deleted in its entirety and a new first sentence of Section 5.2 is added to read as follows:

       "A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or in equal annual payments over a period of 5, 10 or 15 years (the latter determined in accordance with Section 3.5 above)."

III. Except as specifically provided herein, the remaining provisions of the Plan, as previously amended, shall remain in full force and effect.

              Pinnacle West has caused this Amendment to be signed by its duly authorized officer as of January 1, 1994.

                                               Pinnacle West Capital Corporation



                                            By:        Faye Widenmann
                                                 -------------------------------

                                            Its:       Vice President
                                                 -------------------------------